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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2000
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              -------------------


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SHAW INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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U.S. TRUST

                             NOTICE TO PARTICIPANTS
                                     IN THE
                 SHAW INDUSTRIES, INC. RETIREMENT SAVINGS PLAN

Dear Plan Participant:

         The enclosed Proxy Statement has been provided by the Board of Directors of Shaw Industries, Inc. ("Shaw") to its shareholders in connection with a special meeting of the Shaw shareholders to be held on January 4, 2001. At the special meeting, Shaw shareholders will be asked to vote on the proposed merger of Shaw and SII Acquisition Corp. If the merger is approved and completed, Shaw shareholders will receive $19.00 in cash for each share of Shaw common stock they own, and Shaw will become a subsidiary of Berkshire Hathaway Inc.

         U.S. Trust Company, N.A. ("U.S. Trust") has been appointed as an independent fiduciary of the Shaw Industries, Inc. Retirement Savings Plan for purposes of the merger vote. As a participant in the Plan, you may instruct
U.S. Trust how to vote the shares of Shaw common stock allocated to your account under the Plan. If you do not instruct U.S. Trust how to vote the shares of common stock allocated to your account, U.S. Trust will vote your shares in its independent judgment.

         The merger is extremely important and is described in the enclosed Proxy Statement. You should read the Proxy Statement carefully before providing your voting instructions.

VOTING PROCEDURES

         A voting instruction card and a return envelope (with postage prepaid) are enclosed. After you have read this letter and the enclosed Proxy Statement, please do the following:

         1. Mark, date and sign your voting instruction card. Please be sure to sign your name exactly as it appears on the voting instruction card. The number of shares of Shaw common stock allocated to your account under the Plan as of October 31, 2000, is shown under your address and social security number on the voting instruction card. This number has not been adjusted for sales of shares after that date.

         2. Mail the voting instruction card in the enclosed envelope so that it will be received by U.S. Trust's agent no later than 5:00 p.m. Eastern Time on December 29, 2000.

         U.S. Trust makes no recommendation as to how your Plan shares should be voted.

         If you also own shares of Shaw common stock outside the Plan, you will receive a PROXY CARD in a separate mailing to vote those shares. You may not use the PROXY CARD to vote your Plan shares. To vote your

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Plan shares, you must complete and return the enclosed VOTING INSTRUCTION CARD.

                                VOTING DEADLINE

         In order to be assured that your voting instructions to U.S. Trust will be followed, your voting instruction card must be completed, signed, dated and received NO LATER THAN 5:00 P.M. EASTERN TIME ON DECEMBER 29, 2000.

                                CONFIDENTIALITY

         Your instructions are strictly confidential. U.S. Trust will not disclose how you voted or whether you voted, unless required to do so by law. You should feel free to instruct U.S. Trust in the manner you think is best.

                           HOW TO CONTACT U.S. TRUST

         If you have any questions about the procedure for completing and returning your voting instruction card, please contact the U.S. Trust at 1-800-535-3093 between the hours of 8:30 a.m. and 4:00 p.m. Pacific Time. Your telephone call and other communications to U.S. Trust will be confidential.


                                         U.S. TRUST COMPANY, N.A.

December 11, 2000


                                       2
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                  SHAW INDUSTRIES, INC. RETIREMENT SAVINGS PLAN

                  VOTING INSTRUCTIONS TO INDEPENDENT FIDUCIARY

         The undersigned participant in the Shaw Industries, Inc. Retirement Savings Plan hereby instructs U.S. Trust Company, N.A., as an independent fiduciary of the Plan, to direct the Plan trustee to vote, as designated on the reverse side, all shares of common stock of Shaw Industries, Inc. ("Shaw") allocated to the participant's account under the Plan at the special meeting of the Shaw shareholders to be held on January 4, 2001, and any and all adjournments and postponements thereof.


                (Continued and to be signed on the reverse side.)


                            - FOLD AND DETACH HERE -



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[X]  Please mark your vote in the box in
     this manner, using dark ink only

To approve the Agreement and Plan of Merger, dated as of October 19, 2000, among Shaw, Berkshire Hathaway Inc., and SII Acquisition Corp., and the merger of SII Acquisition Corp. with and into Shaw, as described in the accompanying Shaw proxy statement.

           [ ] FOR              [ ] AGAINST              [ ] ABSTAIN


Signature:                                       Date:                    , 2000
          -----------------------------------         --------------------
          Please sign exactly as your name
          appears on the reverse side.

          This instruction card must be properly completed, signed and received by U.S. Trust's agent by 5:00 p.m. Eastern Time on December 29, 2000.


                            - FOLD AND DETACH HERE -